                                 EXHIBIT 10.3c

            Termination of Employment Agreement dated April 30, 1995
             between Registrant's subsidiary and Frank J. Perpiglia

                      TERMINATION OF EMPLOYMENT AGREEMENT
                      -----------------------------------

                 THIS AGREEMENT is made as of the 1st day of May, 1995, by and between FRANK J. PERPIGLIA, residing at 306 Heritage Place, Devon, Pennsylvania 19333 (hereinafter referred to as the "Employee"), and COMPTEK
TELECOMMUNICATIONS, INC., a New York corporation having its office and principal place of business at 140 Mid County Drive, Orchard Park, New York 14127 (hereinafter referred to as the "Corporation").

                                  WITNESSETH:

                 WHEREAS, pursuant to an Employment Agreement (hereinafter referred to as the "Employment Agreement"), dated February 24, 1994, between the Corporation and the Employee, the Corporation has employed the Employee as an executive officer and the Employee has served the Corporation in such capacity; and

                 WHEREAS, the Employee wishes to and the Corporation desires that the Employee enter into the employ of a separate corporate entity in which the Corporation or its parent corporation, has an equity interest; and

                 WHEREAS, the parties have agreed to terminate the Employment Agreement and the Employee's employment by the Corporation, upon the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties hereto agree to the following:

                 1.       PERFORMANCE BONUS AND OTHER PAYMENTS.
Contemporaneous with the execution of this Agreement, the Corporation has paid to the Employee, and the Employee acknowledges receipt of, the amount of $65,000.00 as a performance bonus. The Corporation shall pay to the Employee any unpaid but accrued salary, benefits and expense reimbursement payable to the Employee under the Employment Agreement with respect to the period ending the day prior to the date hereof, in accordance with its normal payroll, benefit payment and expense reimbursement cycles. The foregoing payments shall be subject to any required state or federal withholdings.

                 2. TERMINATION OF EMPLOYMENT AGREEMENT. Except as otherwise provided herein, (a) the Employment Agreement is hereby terminated as of the date hereof, (b) following termination of the Employment Agreement, other than as set forth herein, there shall be no other benefits or remuneration payable or owing to Employee, including but not limited to, any accrued vacation, other accumulated benefits or bonuses, and (c) following termination of the Employment Agreement, other than as set forth herein, Employee shall have no further obligations, responsibilities, liabilities or restrictions
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                                     - 2 -

under the Employment Agreement, including, but not limited to, under paragraphs 6,7,8 and 9 thereof. However, if Employee leaves the employment of ARIA Wireless Systems, Inc., a Delaware corporation (hereinafter referred to as "ARIA-Delaware") for any reason with a twelve (12) month calendar period from the date of this Agreement, then paragraphs 7 and 8 of the Employment Agreement shall again come into full force and effect for the limited period from the date of termination of such employment of the Employee with ARIA-Delaware for the unexpired portion, if any, of such twelve (12) month period.

                 3. ARIA WIRELESS SYSTEMS, INC. The Corporation acknowledges that during the term of the Employment Agreement and the Employee's employment by the Corporation, the Employee also served as an executive officer and director of ARIA Wireless Systems, Inc., a New York corporation (hereinafter referred to as "ARIA-New York"), and also performed services in connection with and participated in the formation of and as an executive officer and director of ARIA-Delaware. Except to the extent it is otherwise provided in this Agreement and in consideration of the covenants made in this Agreement, the Corporation hereby releases and waives any and all claims the Corporation now has, ever had, can or shall have against the Employee, whether known or unknown, including based upon any facts that may be discovered subsequent to the date of this Agreement, arising by virtue of or in connection with the Employee's employment, services and participation as an employee under the Employment Agreement and/or as described in the preceding sentences or any activities conducted by the Employee in connection therewith, including without limitation any claims arising due to potential or real conflicts of interest, lost corporate opportunity, waste and/or under paragraphs 6, 7, 8 and 9 of the Employment Agreement.

                 4. FRANK J. PERPIGLIA. Except to the extent it is otherwise provided in this Agreement and in consideration of the covenants made in this Agreement, the Employee hereby releases and waives any and all claims the Employee now has, ever had, can or shall have against the Corporation, its employees, officers and directors, whether known or unknown, including based upon any facts that may be discovered subsequent to the date of this Agreement, arising by virtue of or in connection with the Employee's employment, services and participation as an employee under the Employment Agreement.

                 5. INDEMNIFICATION. (a) The Corporation unconditionally and irrevocably agrees to indemnify and hold the Employee free and harmless against all claims, liabilities, damages, losses, costs and expenses (other than with respect to personal income taxes) incurred by the Employee, including the reasonable fees and expenses of attorneys, accountants and investigators of any claim, or threatened claims, or the defense of any suits and/or proceedings, relating to or arising, directly or indirectly, out of the employment of the Employee by the Corporation under the Employment Agreement as an executive employee and director, or in the performance by the Employee of his duties
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under the Employment Agreement, or otherwise as an executive officer and director of ARIA-New York, and/or otherwise in connection with the formation of and as an executive officer and director of ARIA-Delaware with respect to any event that occurred on or before the date of the consummation of the Closing, as defined in a certain Reorganization Agreement dated March 10, 1995, among the Corporation, Employee, Aria - New York, Aria - Delaware, ByDatel Corporation, a New York corporation, Comptek Research, Inc., a New York corporation, and Rand Capital Corporation, a New York corporation.

                          (b)     In the event of any claim, or threat of a
claim, for which the Employee seeks indemnification under this Agreement, the Corporation shall have the reasonable right to (i) direct the defense of such claim, (ii) select counsel, and (iii) settle the claim on such terms as the Corporation deems appropriate. Anything contained in this Agreement to the contrary notwithstanding, the Corporation shall not be liable under this Agreement to make any payment in connection with any such indemnified claim made against the Employee to the extent the Employee has already received payment or some other person or entity has on behalf of the Employee already remitted payment of the amount otherwise indemnifiable hereunder.

                 6. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, both written and oral, among the parties with respect to such subject matter. Any amendment or modification of this Agreement shall be effective only if in writing and signed by authorized representatives of each party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                 IN WITNESS WHEREOF, the undersigned have executed this Termination of Employment Agreement on and as of the day and year first above written.


COMPTEK TELECOMMUNICATIONS, INC.



By  /S/John R. Cummings                            /S/Frank J. Perpiglia
    ---------------------------               ------------------------------
       John R. Cummings                            Frank J. Perpiglia
       Chairman
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STATE OF NEW YORK         )
                          ) ss:
COUNTY OF ERIE            )


                 On this 9th day of May, 1995, before me, personally. came John
R. Cummings, to me personally known, who being by me duly sworn did depose and say that he resides at 43 Hemlock Hill, Orchard Park, New York 14127, that he is the Chairman of Comptek Telecommunications, Inc., the corporation described in, and which executed, the foregoing Termination of Employment Agreement and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        /S/Christopher A. Head
                                        --------------------------------
                                           Notary Public

                                                  Christopher A. Head Notary
                                                  Public, State of New York
                                                  Qualified in Erie County My
                                                  Commission Expires APRIL 30,
                                                  1996


STATE OF NEW YORK         )
                          ) SS:
COUNTY OF ERIE            )


                 On this 17th day of May, 1995, before me, the subscriber, personally appeared Frank J. Perpiglia, who resides at 306 Heritage Place, Devon, Pennsylvania 19333, to me known, and known to me to be the same person described in and who executed the foregoing Termination of Employment Agreement, and he acknowledged to me that he executed the same.


                                              /S/Christopher A. Head
                                        --------------------------------
                                           Notary Public

                                                Christopher A. Head
                                                Notary Public, State of New York
                                                Qualified in Erie County
                                                My Commission Expires APRIL 30,
                                                1996